As filed with the Securities and Exchange Commission on October 25, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RESTAURANT BRANDS INTERNATIONAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Canada	98-1202754
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

226 Wyecroft Road Oakville, Ontario	L6K 3X7
(Address of Principal Executive Offices)	(Zip Code)

Restaurant Brands International Inc.

Amended and Restated 2014 Omnibus Incentive Plan

(Full title of the plan)

Jill Granat

General Counsel and Corporate Secretary

Restaurant Brands International Inc.

226 Wyecroft Road

Oakville, Ontario L6K 3X7

(905) 845-6511

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Kara L. MacCullough, Esq.

Greenberg Traurig, P.A.

401 East Las Olas Blvd., Suite 2000

Fort Lauderdale, Florida 33301

(954) 765-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Shares, no par value	1,500,000	$44.55	$66,825,000	$7,745.02

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.
(2)	Represents the aggregate number of additional common shares, no par value, of the Registrant that may be issued under the Restaurant Brands International Inc. Amended and Restated 2014 Omnibus Incentive Plan (the “Amended and Restated 2014 Plan”). These common shares represent shares subject to awards granted under the Restaurant Brands International Inc. Amended and Restated 2012 Omnibus Incentive Plan, the Restaurant Brands International Inc. 2012 Stock Incentive Plan, the Restaurant Brands International Inc. 2011 Omnibus Incentive Plan and the Restaurant Brands International Inc. 2006 Stock Incentive Plan (collectively, the “Prior Plans”) that have ceased to be subject to awards under such Prior Plans (other than by reason of exercise or settlement of such awards) and that have become available for issuance under the Amended and Restated 2014 Plan following the effective date of the Restaurant Brands International Inc. 2014 Omnibus Incentive Plan (the “2014 Plan”).
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon $44.55 per share, the average of the high and low sales prices of the common shares of the registrant as reported by The New York Stock Exchange on October 18, 2016.

EXPLANATORY NOTE

On June 9, 2016, the shareholders of Restaurant Brands International Inc. (the “Registrant”) approved the Amended and Restated 2014 Plan, which amended and restated the 2014 Plan to allow common shares of the Registrant that have ceased to be subject to awards under the Prior Plans (other than by reason of exercise or settlement of such awards) to become available for issuance under the Amended and Restated 2014 Plan following the effective date of the 2014 Plan. Pursuant to General Instruction E of Form S-8, this Registration Statement registers the offer and sale of such additional common shares. Except as otherwise set forth below, the contents of the registration statement on Form S-8 (File No. 333-200997) relating to the 2014 Plan, which was filed with the Securities and Exchange Commission (the “Commission”) on December 17, 2014, is incorporated by reference into this Registration Statement as permitted by General Instruction E of Form S-8.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

Item 3.	Incorporation of Documents by Reference

The following documents with the Commission by the Registrant pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than information furnished pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K, are incorporated herein by reference:

Commission Filing (File No. 001-36786)	Period Covered or Date of Filing
Annual Report on Form 10-K	Year ended December 31, 2015

Quarterly Report on Form 10-Q	Quarter ended March 31, 2016, June 30, 2016 and September 30, 2016

Current Reports on Form 8-K	April 22, 2016, June 13, 2016, June 30, 2016 and July 15, 2016

Description of the Registrant’s common shares and any amendment or report filed for the purpose of updating such description	Form 8-K12B filed on December 15, 2014 (File No. 001-36786) and Form S-4, as amended (File No. 333-198769)

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K, which information is not incorporated by reference herein) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

In addition, the Registrant incorporates herein by reference the Audited Consolidated Financial Statements of Tim Hortons Inc. as of and for the fiscal year ended December 29, 2013, included in the Tim Hortons Inc. Annual Report on Form 10-K (File No. 001-32843) for the fiscal year ended December 29, 2013, filed with the Commission on February 25, 2014, as amended by the amendment to the Annual Report on Form 10-K/A for the fiscal year ended December 29, 2013, filed with the Commission on March 21, 2014.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8.	Exhibits

Exhibit Number	Description	Method of Filing

4.1	Articles of Incorporation of the Registrant, as amended.	Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on March 2, 2015.

4.2	Amended and Restated By-Law 1 of the Registrant.	Incorporated herein by reference to Exhibit 3.4 to the Registrant’s Form 8-K filed on December 12, 2014.

5.1	Opinion of Torys LLP.	Filed herewith.

10.36	Restaurant Brands International Inc. Amended and Restated 2014 Omnibus Incentive Plan.	Incorporated herein by reference to Exhibit 10.36 to the Registrant’s Form 10-Q for the quarter ended June 30, 2016

23.1	Consent of PricewaterhouseCoopers LLP.	Filed herewith.

23.2	Consent of KPMG LLP.	Filed herewith.

24.1	Powers of Attorney (included on signature pages hereof).	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakville, Province of Ontario, Canada, on October 25, 2016.

RESTAURANT BRANDS INTERNATIONAL INC.

By:	/s/ Daniel S. Schwartz
Name: Daniel S. Schwartz
Title: Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each officer and director of Restaurant Brands International Inc. whose signature appears below hereby severally constitutes and appoints Joshua Kobza and Jill Granat, and each of them individually (with full power to each of them to act alone), with full power of substitution and resubstitution, his or her true and lawful attorney-in fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this power of attorney. This power of attorney and all capacities to sign any and all amendments may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 25, 2016.

Signature	Title

/s/ Daniel S. Schwartz Daniel S. Schwartz	Chief Executive Officer and Director (principal executive officer)

/s/ Joshua Kobza Joshua Kobza	Chief Financial Officer (principal financial officer)

/s/ Jacqueline Friesner Jacqueline Friesner	Controller and Chief Accounting Officer (principal accounting officer)

/s/ Alexandre Behring Alexandre Behring	Executive Chairman

/s/ Marc Caira Marc Caira	Vice Chairman

Martin E. Franklin	Director

/s/ Paul J. Fribourg Paul J. Fribourg	Director

/s/ Neil Golden Neil Golden	Director

Signature	Title

/s/ Ali Hedayat Ali Hedayat	Director

/s/ Thomas V. Milroy Thomas V. Milroy	Director

/s/ Carlos Alberto Sicupira Carlos Alberto Sicupira	Director

/s/ Cecilia Sicupira Cecilia Sicupira	Director

/s/ Roberto Moses Thompson Motta Roberto Moses Thompson Motta	Director

Alexandre Van Damme	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed on behalf of the Registrant by the undersigned, solely in its capacity as the duly authorized representatives of the Registrant in the United States, on October 25, 2016.

By:	/s/ Jill Granat
Name: Jill Granat

Exhibit Index

Exhibit Number	Exhibits

5.1	Opinion of Torys LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of KPMG LLP.

24.1	Powers of Attorney (included on signature page).